[Execution Version]

CREDIT AGREEMENT

dated as of

October 15, 2015

among

TUCSON ELECTRIC POWER COMPANY,
as Borrower,
THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A., SUNTRUST BANK
and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

THE BANK OF NOVA SCOTIA and U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents,

and

MUFG UNION BANK, N.A.,
as Administrative Agent

MUFG UNION BANK, N.A., J.P. MORGAN SECURITIES LLC, SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

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SCHEDULES:
Schedule 1.01 – Pricing Schedule
Schedule 2.01 – Commitments
Schedule 2.04 – Existing Letters of Credit

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption

Exhibit B-1	– Form of Opinion of Todd C. Hixon, Esq., General Counsel for the Borrower

Exhibit B-2	– Form of Opinion of Morgan, Lewis & Bockius LLP, New York counsel for the Borrower

Exhibit C-1	– Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)

Exhibit C-2	– Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)

Exhibit C-3	– Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Partnerships)

Exhibit C-4	– Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Partnerships)

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This CREDIT AGREEMENT, dated as of October 15, 2015 (this “Agreement”), among TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, the lenders listed on the signature pages hereto as “Lenders” (the “Lenders”), the other LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., SUNTRUST BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, THE BANK OF NOVA SCOTIA and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents, and MUFG UNION BANK, N.A., as Administrative Agent.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower has requested the Lenders to provide the credit facilities hereinafter described in the amounts and on the terms and conditions set forth herein; and
WHEREAS, the Lenders have agreed to provide such credit facilities on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Lenders on such terms and conditions.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement (including the recitals hereto), the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ACC” means the Arizona Corporation Commission.
“ACC Order” means the Order issued by the ACC on February 6, 2013 in Docket No. E-01933A-12-0176 (In the Matter of the Application of Tucson Electric Power Company for a Financing Order Authorizing Various Financing Transactions), Decision No. 73658.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means MUFG, in its capacity as administrative agent for the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents.
“Aggregate Commitments” and “Commitments” means the total of the Lenders’ Commitments hereunder. The Aggregate Commitments shall in no event exceed $250,000,000.
“Aggregate Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of Loans at such time plus (b) the LC Exposure at such time. The Aggregate Exposure of any Lender at any time shall be its Applicable Percentage of the total Aggregate Exposure at such time.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Adjusted LIBO Rate for an Interest Period of one month beginning on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. Any change in the Alternate Base Rate due to a change in the Reference Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Reference Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA.
“Anti-Terrorism Laws” has the meaning provided in Section 3.15(a).
“Applicable Margin” means for any day, with respect to any Eurodollar Loan or ABR Loan, as the case may be, the applicable percentage per annum determined in accordance with the Pricing Schedule attached hereto as Schedule 1.01.
“Applicable Percentage” means, for any Lender on any date of determination, the percentage obtained by dividing the amount of such Lender’s Commitment on such date by the Aggregate Commitments on such date, and multiplying the quotient so obtained by 100%; provided, that in the event that the Commitments have been terminated, each Lender’s Applicable Percentage shall be calculated on the basis of the Commitments in effect immediately prior to such termination, giving effect to any assignments.

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“Applicable Rate” means:
(i)    in the case of each ABR Loan, a rate per annum equal at all times to the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and
(ii)    in the case of each Eurodollar Loan, a rate per annum during each Interest Period equal at all times to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.
“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Arrangers” means MUFG, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners for the credit facilities established by this Agreement.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means the president, any vice president, the chief financial officer, the principal accounting officer, the treasurer or the controller of the Borrower.
“Availability Period” means, in respect of each Lender, the period from and including the Effective Date to but excluding the Termination Date applicable to such Lender.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Tucson Electric Power Company, an Arizona corporation.
“Borrowing” means Loans of the same Type, made (or deemed made), converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles, California are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

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“Capital Lease Investment” of any Person means the aggregate outstanding capitalized amount of Capital Lease Obligations of the Borrower and the Consolidated Subsidiaries that are owned by such Person and in respect of which such Person has the right to receive all future payments to be made.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the Fronting Banks (as applicable) and the Lenders, as collateral for the LC Exposure or the obligations of the Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Fronting Bank(s) benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Fronting Banks. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Control” means the failure of UNS Energy to own and control, of record and beneficially, directly or indirectly, Capital Stock of the Borrower representing 100% of the aggregate ordinary voting power of the Borrower, free and clear of all Liens.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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“Co-Documentation Agents” means The Bank of Nova Scotia and U.S. Bank National Association, in their capacity as co-documentation agents for the Lenders.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder and to participate in Letters of Credit and LC Disbursements, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Aggregate Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Fee Rate” means for any day, the applicable percentage per annum determined in accordance with the Pricing Schedule attached hereto as Schedule 1.01.
“Consolidated Net Worth” means, at any date, the sum as of such date of (a) the par value (or value stated on the books of the Borrower) of all classes of Capital Stock of the Borrower and its Subsidiaries, excluding the Borrower’s Capital Stock owned by the Borrower and/or its Subsidiaries, plus (or minus in the case of a surplus deficit) (b) the amount of consolidated surplus, whether capital or earned, of the Borrower, determined in accordance with GAAP as of the date of determination (excluding the effect on the Borrower’s accumulated other comprehensive income/loss of the ongoing application of Accounting Standards Codification Topic 815).
“Consolidated Subsidiary” means, at any date, each Subsidiary the accounts of which would be consolidated with those of the Borrower in the Borrower’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.
“Consolidated Total Capitalization” means, with respect to the Borrower at any time, the sum of Consolidated Net Worth and Consolidated Total Indebtedness of the Borrower at such time.
“Consolidated Total Indebtedness” means, as of the last day of any fiscal quarter, (a) the sum (without duplication) for the Borrower and the Consolidated Subsidiaries as of such day of (i) the aggregate outstanding principal amount of the Loans and LC Disbursements, (ii) the aggregate LC Outstandings of all Letters of Credit outstanding on such day, (iii) the aggregate outstanding principal amount of other Indebtedness for borrowed money (including Guarantees thereof) and (iv) the aggregate outstanding capitalized amount of Capital Lease Obligations, minus (b) the sum (without duplication) as of such day of (i) the aggregate outstanding capitalized amount of the Capital Lease Investments of the Borrower and the Consolidated Subsidiaries as of such day and (ii) to the extent included in clause (a)(iii) above, any Treasury Indebtedness of the Borrower and the Consolidated Subsidiaries as of such day, all as determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be disregarded for purposes of the determination of Consolidated Total Indebtedness the aggregate outstanding principal amount of any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries for which (1) cash in an amount sufficient to repay and discharge in full such Indebtedness on its scheduled maturity date or redemption date shall have been irrevocably deposited in trust with a trustee, escrow agent,

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paying agent or similar agent for the payment thereof on such maturity date or redemption date (as the case may be), and (2) the Borrower or such Subsidiary (as the case may be) shall have irrevocably instructed such trustee, escrow agent, paying agent or similar agent (as the case may be) to apply all such cash to the repayment and discharge of such Indebtedness on such maturity date or redemption date (as the case may be).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Co-Syndication Agents” means JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, in their capacity as co-syndication agents for the Lenders.
“Covered Affiliate” means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.08(b).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.20(b), any Lender that, as determined by the Administrative Agent, (a) has failed to fund any portion of its Loans hereunder, within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has failed to fund any portion of its participations in respect of Letters of Credit or any other amounts required to be funded or paid by such Lender hereunder (other than its Loans), within three (3) Business Days of the date required to be funded by it hereunder, (c) has notified the Borrower, the Administrative Agent or any Fronting Bank that it does not intend to comply with its funding obligations, or has made a public statement to that effect, with respect to its funding obligations hereunder (unless such notice or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator,

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assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Disclosure Documents” means (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2014, as filed with the SEC, (ii) the Quarterly Reports on Form 10-Q of the Borrower for the fiscal quarters ended March 31, 2015 and June 30, 2015, as filed with the SEC, and (iii) the Current Reports on Form 8-K of the Borrower as filed with the SEC on February 23, 2015, March 4, 2015, June 4, 2015 and August 14, 2015.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203), as amended.
“dollars” or “$” refers to lawful money of the United States of America.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Embargoed Person” means at any time (a) any Person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the foregoing clauses (a) and (b).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice of its intent to institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the providing of notice by a plan administrator of the intent to terminate any Plan under Section 4041 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excepted Property” has the meaning assigned to such term in the Indenture (as in effect on the date hereof).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it

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changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of November 9, 2010, as amended by Amendment No. 1 thereto, dated as of November 18, 2011, among the Borrower, the lenders and issuing banks named therein and from time to time party thereto, the co-syndication agents named therein, the co-documentation agents named therein, and MUFG, as administrative agent.
“Existing Letters of Credit” means the letters of credit set forth on Schedule 2.04 that have been issued for the account of the Borrower pursuant to the Existing Credit Agreement.
“Extension Effective Date” has the meaning specified in Section 2.08(c).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Final Maturity Date” has the meaning assigned to such term in the definition of “Termination Date” set forth in this Section 1.01
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fronting Bank” means each Lender (or other commercial bank or financial institution satisfactory to the Administrative Agent) executing this Agreement as a Fronting Bank, in its capacity as an issuer of Letters of Credit hereunder, and each of its successors in such capacity as provided in Section 2.04(j).
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the aggregate LC Exposure, other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

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“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person

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is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indenture” means the Indenture, dated as of November 1, 2011, between the Borrower and U.S. Bank National Association, as trustee, as amended, supplemented or otherwise modified from time to time.
“Index Debt” means the Indebtedness of the Borrower under this Agreement.
“Information Memorandum” means the Confidential Information Memorandum dated September 2015 relating to the Borrower and the Transactions.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, commencing with December 31, 2015, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (which initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing) and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“IRS” means the United States Internal Revenue Service.
“LC Disbursement” means a payment made by a Fronting Bank pursuant to a Letter of Credit.

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“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Outstandings” means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit at any time on or after such date (assuming the satisfaction of all conditions for drawing enumerated therein).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued (or deemed issued) pursuant to Section 2.04(b), as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) zero percent (0%) and (b) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Limited interest settlement rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by ICE Benchmark Administration Limited (or any other Person which takes over the administration of the London interbank offered rate from ICE Benchmark Administration Limited) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at approximately 12:00 noon, London time, on the date that is two (2) Business Days prior to the beginning of such Interest Period.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement and any promissory notes delivered pursuant to Section 2.09.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

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“Material Adverse Effect” means a material adverse effect on (a) the financial condition, assets, results of operations or business of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Administrative Agent or the Lenders under any Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans, LC Disbursements and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Significant Subsidiaries in an aggregate principal amount exceeding $40,000,000; provided however, that, solely for purposes of clause (g) of Article VII hereof, the contingent Guarantee obligation of the Borrower or a Significant Subsidiary in respect of Material Indebtedness of one of its subsidiaries that is not a Significant Subsidiary shall not constitute Material Indebtedness of the Borrower or such Significant Subsidiary unless and until such Guarantee obligation is no longer contingent. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. “Material Indebtedness” shall not include at any time any Indebtedness that is non-recourse to the Borrower and its Significant Subsidiaries.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“MUFG” means MUFG Union Bank, N.A., a national banking association.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Obligations” means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and LC Disbursements, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each other payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents; and (b) the due and punctual performance of all other covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents.
“OFAC” has the meaning assigned to such term in the definition of “Embargoed Person” set forth in this Section 1.01.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing

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such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).
“Participant” has the meaning assigned to such term in Section 9.04(e).
“Participant Register” has the meaning assigned to such term in Section 9.04(e).
“Patriot Act” has the meaning assigned to such term in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Secured Debt” has the meaning assigned to such term in the Indenture (as in effect on the date hereof); provided, that, for purposes of this Agreement, each reference in such defined term (or in any definitions used in such defined term) to the “Company” shall mean and be a reference to the Borrower or any of its Significant Subsidiaries (including, without limitation, San Carlos).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, DebtX, Syndtrak or a substantially similar electronic transmission system.
“Rating Agencies” means each of Moody’s and S&P.
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Fronting Bank, as applicable.
“Reference Rate” means the variable rate of interest per annum established by MUFG from time to time as its “reference rate”. Such “reference rate” is set by MUFG as a general reference rate of interest, taking into account such factors as MUFG may deem appropriate, it being understood

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that many of MUFG’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that MUFG may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such “reference rate”.
“Register” has the meaning assigned to such term in Section 9.04(c).
“Regulation D” means Regulation D of the Board as in effect from time to time.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Aggregate Exposures and unused Commitments representing a majority of the sum of the total Aggregate Exposure and unused Commitments at such time; provided, that the Aggregate Exposure and unused Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.
“San Carlos” means San Carlos Resources Inc., an Arizona corporation.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any territorial-based Sanctions (at the time of this Agreement, Cuba, the Crimea region of Ukraine, Iran, North Korea, Sudan and Syria).
“Sanctions” has the meaning assigned to such term in Section 6.07.

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“S&P” means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.
“SEC” means the Securities and Exchange Commission.
“Significant Subsidiary” means (a) San Carlos, (b) any Subsidiary that directly or indirectly owns or Controls any other Significant Subsidiary and (c) any other Subsidiary of the Borrower whose direct or indirect proportionate share of consolidated total assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) was greater than or equal to 15% of the consolidated total assets as of such date of the Borrower and the Consolidated Subsidiaries, taken as a whole. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.
“Solvent” means, with respect to any Person, as of any date of determination, that (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if

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such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earlier to occur of (i) October 15, 2020, or such later date that may be established for any Lender from time to time pursuant to Section 2.08 (the “Final Maturity Date”), and (ii) the date of termination in whole of the Commitments available to the Borrower pursuant to Section 2.07 or Article VII.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit.
“Treasury Indebtedness” means, with respect to any Person, the aggregate outstanding principal amount of Indebtedness of such Person and its subsidiaries that is owned by such Person or its subsidiaries and in respect of which such Person or one or more of its subsidiaries has the right to receive, pursuant to the terms of such Indebtedness, all future principal, interest and other payments to be made with respect thereto.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UNS Energy” means UNS Energy Corporation, an Arizona corporation.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(g)(ii)(B)(3).
“Utility Business” means the business of producing, developing, generating, transmitting, distributing, selling or supplying electrical energy for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the ACC or other utility regulatory body shall have authorized the Borrower to enter.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, the Administrative Agent and each Fronting Bank.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (including the effects of the application or discontinuance of the application of accounting for the effects of regulation to all or any portion of the Borrower’s operations), or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.05.    Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall (a)

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include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, and (b) be certified to by an Authorized Officer as having been prepared in good faith based upon assumptions believed to be reasonable.
ARTICLE II
The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Aggregate Exposure exceeding such Lender’s Commitment or (b) the total Aggregate Exposure exceeding the Aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
SECTION 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f)(i). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.
SECTION 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00

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a.m., Los Angeles, California time, one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Fronting Bank, at any time and from time to time during the period from the Effective Date through and including the date that occurs ten (10) Business Days prior to the latest Final Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Fronting Bank relating to any Letter of Credit or the obligation of the Fronting Bank to issue Letters of Credit hereunder, the terms and conditions of this Agreement shall control; provided, however, that any such agreement between the Borrower and any Fronting Bank may set forth the maximum aggregate stated amount of all Letters of Credit at any one time outstanding that such Fronting Bank will issue hereunder, and the obligation of such Fronting Bank to issue Letters of Credit hereunder shall be subject to such maximum amount.
(b)    Issuance and Amendment. To request the issuance of any Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), other than an Existing Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic

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communication, if arrangements for doing so have been approved by the applicable Fronting Bank) to the applicable Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent shall, promptly after its receipt thereof, distribute a copy of each such notice to the Lenders. If requested by the applicable Fronting Bank, the Borrower also shall submit a letter of credit application on such Fronting Bank’s standard form in connection with any request for a Letter of Credit. Upon the issuance, amendment, renewal or extension of any Letter of Credit, the applicable Fronting Bank shall provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders. Notwithstanding any provision to the contrary contained in this Agreement, a Fronting Bank shall have no obligation to issue, amend, renew or extend any Letter of Credit if at such time a Defaulting Lender exists, unless (i) such Fronting Bank has entered into arrangements satisfactory to such Fronting Bank (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such Fronting Bank’s risk with respect to such Defaulting Lender’s Applicable Percentage of its participation interest in such Letter of Credit or (ii) such Fronting Bank is satisfied that such risk has been reallocated in its entirety to the non-Defaulting Lenders pursuant to Section 2.20(a)(iv). In addition, no Fronting Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Fronting Bank from issuing such Letter of Credit, or any law applicable to such Fronting Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Fronting Bank shall prohibit, or request that such Fronting Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Fronting Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Fronting Bank is not otherwise compensated or required to be compensated hereunder), which restriction, reserve or capital requirement was not in effect on the date hereof, or shall impose upon such Fronting Bank any loss, cost or expense (not reimbursed or required to be reimbursed) that was not applicable on the date hereof and that such Fronting Bank in good faith deems material to it. As of the Effective Date, each of the Existing Letters of Credit shall be deemed to be issued under this Agreement as a Letter of Credit.
(c)    Limitation of Amount. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the total Aggregate Exposure shall not exceed the Aggregate Commitments and (ii) the aggregate LC Outstandings of all Letters of Credit then outstanding (after giving effect to all issuances, amendments and extensions of Letters of Credit on such date) shall not exceed the lesser of (A) $50,000,000 and (B) the aggregate amount of the Commitments then scheduled to be in effect until the latest Final Maturity Date.

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(d)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier to occur of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the latest Final Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(e)    Participations of Lenders. On the Effective Date, without any further action on the part of any Fronting Bank or the Lenders, each Fronting Bank issuing one or more Letters of Credit (whether on the Effective Date or at any time thereafter) pursuant to this Section hereby grants to each Lender, and each Lender hereby acquires from such Fronting Bank, a participation in each such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Fronting Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Fronting Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f)(i) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Letters of Credit pursuant to this paragraph (e) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. For the avoidance of doubt, the parties hereto acknowledge and agree that the funding by a Lender of its participation interest in any LC Disbursement shall not constitute a reimbursement by the Borrower of such LC Disbursement.
(f)    Reimbursement. (i)  If any Fronting Bank shall make any LC Disbursement, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent, for the account of such Fronting Bank, an amount equal to such LC Disbursement not later than 11:00 a.m., Los Angeles, California time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Los Angeles, California time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Los Angeles, California time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.01 and 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.
(ii)    If the Borrower fails to make any payment due under paragraph (i) above with respect to an LC Disbursement, the Administrative Agent shall notify each Lender of the applicable LC Disbursement and such Lender’s Applicable Percentage thereof. Upon receipt of such notice, each Lender shall make available to the Administrative Agent such Lender’s Applicable Percentage of the payment then due from the Borrower, in immediately

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available funds, by 10:00 a.m., Los Angeles, California time, on the next succeeding Business Day after the date of such notice, in the same manner as provided in Section 2.05 with respect to Loans made by the Lenders, and the Administrative Agent shall promptly pay to the applicable Fronting Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment pursuant to paragraph (i) above in respect of any LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Fronting Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Fronting Bank in connection with an unreimbursed LC Disbursement, then to such Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse a Fronting Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation, if any, to reimburse such LC Disbursement.
(g)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by a Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Fronting Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Fronting Bank; provided that the foregoing shall not be construed to excuse such Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Fronting Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of a Fronting Bank (as finally determined by a court of competent jurisdiction), such Fronting Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Fronting Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any

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notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)    Disbursement Procedures. Each Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Fronting Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Fronting Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Fronting Bank and the Lenders with respect to any such LC Disbursement.
(i)    Interim Interest. If a Fronting Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or such reimbursement obligation of the Borrower has been discharged pursuant to the terms of Section 2.04(f)(i)), at a fluctuating interest rate per annum equal to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin for ABR Loans in effect from time to time; provided, that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Fronting Bank, except that interest accrued on and after the date of payment by any Lender to reimburse a Fronting Bank shall be for the account of such Lender to the extent of such payment.
(j)    Replacement of a Fronting Bank. Any Fronting Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and such Fronting Bank; provided, however, that (i) each Fronting Bank shall be (A) a Lender or (B) another commercial bank or other financial institution satisfactory to the Administrative Agent, and (ii) the Administrative Agent shall review any such proposed agreement for form only and not with respect to the identity of any successor Fronting Bank or the identity of the Fronting Bank to be replaced. The Administrative Agent shall notify the Lenders of any such replacement of a Fronting Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Fronting Bank pursuant to Section 2.11(b) and shall return to such Fronting Bank each Letter of Credit issued by such Fronting Bank (except to the extent otherwise agreed by such Fronting Bank in its sole discretion). From and after the effective date of any such replacement, (1) the successor Fronting Bank shall have all the rights and obligations of a Fronting Bank under this Agreement with respect to Letters of Credit to be issued by it on such effective date or thereafter and (2) references herein to the term “Fronting Bank” shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the replacement of a Fronting Bank hereunder, the replaced Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including, without limitation, any Letters of Credit that such Fronting Bank agrees, in its sole discretion, may continue to remain outstanding hereunder following such replacement) but shall not be required to issue additional Letters of Credit.

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SECTION 2.05.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., Los Angeles, California time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the applicable Fronting Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may in its sole discretion assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.06.    Interest Elections.
(a)    Each Borrowing of Loans shall initially be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

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(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.07.    Termination and Reduction of Commitments.
(a)    The Commitment of each Lender shall automatically terminate on the Termination Date applicable to such Lender as provided in Section 2.08. If any Letter of Credit remains outstanding on the Termination Date, the Borrower will deposit with the Administrative Agent an amount in Cash Collateral equal to 105% of the aggregate undrawn amount of such Letter of Credit to secure the Borrower’s reimbursement obligations with respect to any drawings that may occur thereunder.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is

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an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce any Commitments if, after giving effect to such termination or reduction and any concurrent prepayment of the Loans in accordance with Section 2.10, the total Aggregate Exposure would exceed the Aggregate Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)    Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.08.    Extension of the Final Maturity Date.
(a)    Not earlier than ninety (90) days, nor later than thirty (30) days, prior to each anniversary of the date hereof, the Borrower may request by written notice made to the Administrative Agent (which shall promptly notify the Lenders and the Fronting Banks thereof) a one-year extension of the Final Maturity Date applicable to each Lender. Each Lender shall notify the Administrative Agent by the date specified by the Administrative Agent (which date shall be a Business Day and shall not be less than ten (10) days, nor more than twenty (20) days, prior to such anniversary date) that either (A) such Lender declines to consent to extending the Final Maturity Date or (B) such Lender consents to extending the Final Maturity Date. Any Lender not responding within the above time period shall be deemed to have declined to extend the Final Maturity Date. The consent of a Lender to any such extension shall be in the sole discretion of such Lender. The Administrative Agent shall, after receiving the notifications from all of the Lenders or the expiration of such period, whichever is earlier, notify the Borrower and the Lenders of the results thereof. The Borrower may request no more than two extensions pursuant to this Section.
(b)    If any Lender declines, or is deemed to have declined, to consent to such request for extension (each a “Declining Lender”), the Borrower shall have the right to replace such Declining Lender in accordance with Section 2.18(b). Any Lender replacing a Declining Lender shall be deemed to have consented to such request for extension (regardless of when such replacement is effective) and shall not be deemed to be a Declining Lender.
(c)    If the Required Lenders have consented to the extension of the Final Maturity Date, the Final Maturity Date of each Lender that consented to the extension shall be extended to the date that is one year after such Lender’s then-effective Final Maturity Date, effective as of the date to be determined by the Administrative Agent and the Borrower (the “Extension Effective Date”). On or prior to the Extension Effective Date, the Borrower shall deliver to the Administrative

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Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i) the resolutions of the Borrower authorizing such extension and all consents, authorizations or approvals of Governmental Authorities (if any) required in connection with such extension, certified as being in effect as of the Extension Effective Date and the related incumbency certificate of the Borrower, (ii) a favorable opinion of counsel for the Borrower as to such matters as any Lender through the Administrative Agent may reasonably request and (iii) a certificate of the Borrower stating that on and as of such Extension Effective Date, and after giving effect to the extension to be effective on such date, all conditions precedent to a Borrowing under Section 4.02 are satisfied. On each Extension Effective Date, each Declining Lender being replaced by the Borrower pursuant to Section 2.08(b) shall have received payment in full of the principal amount of all Loans outstanding owing to such Declining Lender and all interest thereon and all fees and other amounts (including, without limitation, any amounts payable pursuant to Section 2.15) payable to such Declining Lender accrued through such Extension Effective Date. Promptly following such Extension Effective Date, the Administrative Agent shall distribute an amended Schedule 2.01 to this Agreement (which shall thereafter be incorporated into this Agreement) to reflect any changes in the Lenders and the Commitments as of such Extension Effective Date.
(d)    Each Fronting Bank may, in its sole discretion, elect not to serve in such capacity beyond the Final Maturity Date as in effect prior to an extension thereof; provided that (i) the Borrower and the Administrative Agent may appoint a replacement for such resigning Fronting Bank, and (ii) whether such replacement is appointed shall not otherwise affect the extension of the Final Maturity Date. Notice of such election shall be made pursuant to the same time periods and in the same manner as applicable to the Lenders’ consent to an extension of the Final Maturity Date pursuant to subsection (a) above, although a Fronting Bank may consent to the extension of the Final Maturity Date in its capacity as a Lender while declining to serve as a Fronting Bank beyond the Final Maturity Date as in effect prior to an extension thereof.
SECTION 2.09.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of each Loan made by such Lender, all accrued and unpaid interest on such Loans and all other Obligations owing to such Lender, in each case, on the Termination Date applicable to such Lender.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Fronting Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Fronting Bank resulting from each LC Disbursement made by such Fronting Bank, including the amounts of principal and interest payable and paid to such Fronting Bank from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable

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from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender, any Fronting Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and LC Disbursements in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10.    Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (subject, in the case of any prepayment of a Eurodollar Borrowing, to Section 2.15), subject to prior notice in accordance with paragraph (d) of this Section.
(b)    On the date of any termination of the Commitments, the Borrower shall repay or prepay all outstanding Borrowings. If, as a result of any partial reduction of the Commitments, the total Aggregate Exposure would exceed the Aggregate Commitments after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Borrowings in an amount equal to such excess.
(c)     Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)    The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Los Angeles, California time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing

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shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and by any amounts required to be paid pursuant to Section 2.15 in connection with such prepayment.
SECTION 2.11.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing with December 31, 2015, and on the date on which the Commitment of any Lender terminates. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which participation fee shall accrue at a rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Loans, on the daily aggregate amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the Final Maturity Date applicable to such Lender, and (ii) to each Fronting Bank, for its own account, a fronting fee payable in the amounts and at the times separately agreed upon by the Borrower and such Fronting Bank, as well as such Fronting Bank’s standard fees with respect to the issuance, amendment, renewal, transfer or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees in respect of Letters of Credit shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing with December 31, 2015; provided that all such accrued fees shall also be payable on the date on which the Commitment of any Lender terminates, and any such fees accruing for the account of any Lender after the date on which the Commitment of such Lender terminates shall be payable on demand; provided, further, that upon the occurrence and during the continuance of an Event of Default, the participation fees payable pursuant to clause (i) above shall be increased by 200 basis points per annum. Any other fees payable to any Fronting Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Fronting Bank, in the case of fees

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payable to any Fronting Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.12.    Interest.
(a)    The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan.
(b)    Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, (i) each ABR Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (a) of this Section and (ii) each Eurodollar Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (a) of this Section until the Interest Period applicable thereto shall have expired and thereafter at a per annum rate equal to the Applicable Rate for ABR Loans plus 2.0%. In addition, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section or (B) in the case of any other amount, 2.0% plus the Applicable Rate for ABR Loans.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments, and accrued interest on each LC Disbursement shall be payable in arrears on each Interest Payment Date applicable to ABR Loans; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan or LC Disbursement, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.13.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period; or

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(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.14.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, any Fronting Bank or the Administrative Agent (except any such reserve requirement reflected in the Adjusted LIBO Rate, where applicable);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender, any Fronting Bank, the Administrative Agent or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Fronting Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Fronting Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Fronting Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, such Fronting Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Fronting Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Fronting Bank’s capital or on the capital of such Lender’s or such Fronting Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such

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Fronting Bank, to a level below that which such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Fronting Bank’s policies and the policies of such Lender’s or such Fronting Bank’s holding company with respect to capital adequacy and liquidity requirements), then from time to time the Borrower will pay to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or a Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or such Fronting Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Fronting Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Fronting Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Fronting Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or a Fronting Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Fronting Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Fronting Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default and the acceleration of the maturity of the Loans), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan or LC Disbursement on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, or (e) the revocation of any notice of prepayment pursuant to Sections 2.07 and 2.10, then, in any such event, the Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate

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which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.16.    Taxes.
(a)    Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Fronting Bank, and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or a Fronting Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or a Fronting Bank, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes

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attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time

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thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI (or any successor form);
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by a completed withholding statement and an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable version of IRS Form W-8), a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (or any successor forms); provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming

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exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent any such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any non-U.S. laws and other guidance relating to an applicable intergovernmental agreement for the implementation of FATCA.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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SECTION 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursements of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 10:00 a.m., Los Angeles, California time, on the date when due, in immediately available funds, without set-off, counterclaim, recoupment or deduction of any kind. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices located at 445 South Figueroa Street, Los Angeles, California 90071 (or such other office as the Administrative Agent shall from time to time designate to the Borrower), except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any fees payable pursuant to Section 2.11 or any payment accruing interest, such fees and such interest shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in the LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements

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to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Fronting Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Fronting Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and each of the Fronting Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Fronting Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e) or (f), 2.05(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender defaults in its obligation to fund Loans hereunder or is otherwise a Defaulting Lender, (iv) any Lender is a Declining Lender or (v) any Lender has not consented to a proposed amendment, waiver or modification under this Agreement that requires the consent of all Lenders and which has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the

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Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent and each Fronting Bank, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.19.    Illegality. Notwithstanding any other provision of this Agreement, if any Change in Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make, continue or convert into Eurodollar Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (a) the obligation of such Lender to make, continue or convert into Eurodollar Loans shall be suspended until the Administrative Agent notifies the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (b) the Borrower shall forthwith prepay in full all Eurodollar Loans of such Lender then outstanding, together with accrued and unpaid interest thereon, unless the Borrower, within five (5) Business Days of such notice and demand, converts all Eurodollar Loans of all Lenders then outstanding into ABR Loans in accordance with the terms hereof.
SECTION 2.20.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro

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rata basis of any amounts owing by such Defaulting Lender to the Fronting Banks hereunder; third, if so determined by the Administrative Agent or requested by any Fronting Bank, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participations in any Letters of Credit; fourth, to the payment of any amounts owing to the Lenders or the Fronting Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Fronting Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; sixth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided that if such payment is a payment of the principal amount of any LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay LC Disbursements owed to the applicable Fronting Banks on a pro rata basis (or, to the extent that the non-Defaulting Lenders have reimbursed such Fronting Banks for such LC Disbursements, to the non-Defaulting Lenders on a pro rata basis) prior to being applied to the payment of any LC Disbursements owed to such Defaulting Lender; and provided, further, that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the applicable Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.
(iii)    Certain Fees. Such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.11(a) or any participation fee pursuant to Section 2.11(b), in each case for any period during which it is a Defaulting Lender.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender under this Agreement, for purposes of computing the amount of the obligation of each non-Defaulting Lender hereunder to acquire or fund participations in Letters of Credit pursuant to Section 2.04(e) (including, without limitation, for purposes of determining the amount of participation fees payable to such non-Defaulting Lender pursuant to Section 2.11(b)), the “Applicable

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Percentage” of each non-Defaulting Lender hereunder shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists, and (B) the obligation of each non-Defaulting Lender to acquire or fund participations in Letters of Credit at any time shall not exceed the unused positive difference, if any, of (1) the Commitment of such non-Defaulting Lender minus (B) the Aggregate Exposure of such non-Defaulting Lender at such time.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Fronting Banks agree in writing in their sole discretion that a Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, take such action as the Administrative Agent may determine to be necessary to cause the funded and unfunded participations in Letters of Credit and Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.20(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender, provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)    Cash Collateral. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or any Fronting Bank, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Banks and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to this subsection (c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this subsection (c), Section 2.20(a)(ii) or Article VII in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the

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Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.04(b)(iv)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral, provided that (x) any Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default (and following application as provided in this subsection (c) may, during the continuance of an Event of Default, be otherwise applied in accordance with Article VII), and (y) the Person providing Cash Collateral and the Fronting Banks may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
ARTICLE III
Representations and Warranties
The Borrower represents and warrants to the Administrative Agent, the Lenders and the Fronting Banks that:
SECTION 3.01.    Organization; Powers. The Borrower and each of its Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership, limited liability company or other applicable organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within the Borrower’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such approvals of the ACC (including, without limitation, the ACC Order) that have been obtained and are in full force and effect, (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.

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SECTION 3.04.    Financial Condition; No Material Adverse Change.
(a)    The audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2014 and the most recent financial statements delivered by the Borrower pursuant to Section 5.01(a) or (b), in each case, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements delivered pursuant to Section 5.01(a). Neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which, in any case, is material to the Borrower and its Consolidated Subsidiaries, taken as a whole, and which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 2014 to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any part of its business or property, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), which, in either case, is material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole at December 31, 2014.
(b)    Except to the extent that any specific change is explicitly disclosed in the Disclosure Documents, since December 31, 2014, there has been no material adverse change in the financial condition, results of operations, business or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.
SECTION 3.05.    Properties.
(a)    Other than as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, and enjoys peaceful and undisturbed possession of, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters.
(a)    Except as explicitly disclosed in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination

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and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.
(b)    Except as explicitly disclosed in the Disclosure Documents, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)    Except as explicitly disclosed in the Disclosure Documents, there has been no change in the status of any matters disclosed in the Disclosure Documents that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07.    Compliance with Laws and Agreements. Except as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries is in compliance with all Requirements of Law, including the Fair Labor Standards Act, the Americans with Disabilities Act, the FCPA and Anti-Terrorism Laws, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
SECTION 3.09.    Investment Company Status.
(a)    Neither the Borrower nor any of its Consolidated Subsidiaries is an “investment company” or a company “controlled” by an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(b)    The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board and Requirements of Law pertaining to utility regulation) which limits its ability to incur Indebtedness.
SECTION 3.10.    Taxes. Each of the Borrower and its Consolidated Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary,

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as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.12.    Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum (insofar as it relates to the Borrower and its Subsidiaries) nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent, any Lender or any Fronting Bank in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with, other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.
SECTION 3.13.    Solvency. The Borrower is Solvent.
SECTION 3.14.    Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.
SECTION 3.15.    Anti-Terrorism Laws; OFAC.

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(a)    None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers or agents of the Borrower, such Subsidiary or such Covered Affiliate is in violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Patriot Act.
(b)    None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers or agents of the Borrower, such Subsidiary or such Covered Affiliate, is an Embargoed Person.
(c)    None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers or agents of the Borrower, such Subsidiary or such Covered Affiliate (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of an Embargoed Person, (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to any Anti-Terrorism Law or Sanctions, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions.
(d)    No broker or other agent (other than the Arrangers in connection with the syndication of the credit facilities established by this Agreement) is acting for the benefit of the Borrower or, to the knowledge of the Borrower, any of its Covered Affiliates, or benefiting in any capacity, in each case in connection with the Loan Documents.
SECTION 3.16.    Anti-Corruption Laws. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers, agents or other Person acting on behalf of the Borrower, such Subsidiary or such Covered Affiliate, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA or any other applicable Anti-Corruption Law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable Anti-Corruption Law. The Borrower and its Subsidiaries have conducted their businesses in all material respects in compliance with Anti-Corruption Laws and Sanctions and have instituted and maintain and will enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents.
ARTICLE IV
Conditions Precedent

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SECTION 4.01.    Effective Date. This Agreement and the obligations of the Lenders to make Loans and acquire participations in Letters of Credit, and the obligations of the Fronting Banks to issue Letters of Credit hereunder, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Todd C. Hixon, Esq., General Counsel for the Borrower, substantially in the form of Exhibit B‑1, and (ii) Morgan, Lewis & Bockius LLP, New York counsel for the Borrower, substantially in the form of Exhibit B‑2, and covering such other matters relating to the Borrower, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    The conditions set forth in paragraphs (b) and (c) of Section 4.02 shall be satisfied, and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by an Authorized Officer, confirming compliance with such conditions as of the Effective Date.
(e)    The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including all up-front fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(f)     The Administrative Agent shall have received copies of (i) all ACC orders (including, without limitation, the ACC Order) authorizing the Transactions and (ii) the Indenture (including all supplements and amendments thereto), in each case, certified by an authorized officer of the Borrower as being true, correct and complete copies thereof and as being in full force and effect.
(g)    The Borrower and its Subsidiaries shall not have any indebtedness or preferred stock outstanding other than (a) the Obligations and (b) the Indebtedness described in the Disclosure Documents.

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(h)    All requisite Governmental Authorities (including, without limitation, the ACC and all other regulatory authorities) and third parties shall have approved or consented to this Agreement and the other Loan Documents and the other transactions contemplated hereby and thereby to the extent required, no stay of any applicable regulatory approval shall have been issued and there shall be no litigation or other governmental, administrative or judicial action, actual or, to the knowledge of the Borrower, threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement and the other Loan Documents or the Transactions.
(i)    The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
(j)    The Capital Stock of the Borrower (to the extent owned by UNS Energy, which owns all Capital Stock of the Borrower) shall all be free and clear of any Liens.
(k)    The Borrower shall have repaid the outstanding principal amount of all loans under the Existing Credit Agreement, together with all accrued and unpaid interest thereon and all fees, costs, expenses and other amounts payable thereunder, in full (whether through the Borrowing of Loans hereunder on the Effective Date or otherwise), and shall have terminated (or caused to be terminated) all letters of credit issued thereunder (other than the Existing Letters of Credit). The Existing Credit Agreement and all related loan documents shall have been terminated.
SECTION 4.02.    Each Credit Event. The obligation of a Fronting Bank to issue a Letter of Credit (or to issue any amendment of a Letter of Credit having the effect of extending the stated expiration date thereof, increasing the amount available for drawing thereunder or otherwise altering any of the material conditions thereof), and the obligation of each Lender to make a Loan on the occasion of any Borrowing that increases the amount of the Loans of any Lender outstanding, shall be subject to the satisfaction of the following conditions:
(a)    The Administrative Agent shall have received a Borrowing Request with respect to any such Borrowing.
(b)    The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents (other than, with respect to any such issuance or Borrowing made after the Effective Date, the representations and warranties set forth in Sections 3.04(b), 3.06(a)(i) and 3.06(c)) shall be true and correct on and as of the date of such issuance or Borrowing, as the case may be, both before and after giving effect thereto and (in the case of any Borrowing) to the application of the proceeds thereof, as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date).
(c)    At the time of and immediately after giving effect to such issuance or Borrowing (as the case may be), no Default or Event of Default shall have occurred and be continuing.

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Each Borrowing that increases the amount of the Loans of any Lender outstanding and each issuance of a Letter of Credit (or any amendment of a Letter of Credit having the effect of extending the stated expiration thereof, increasing the amount available for drawing thereunder or otherwise altering any of the material terms or conditions thereof) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.
ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder and under the other Loan Documents have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed in full, the Borrower covenants and agrees with the Administrative Agent, the Fronting Banks and the Lenders that:
SECTION 5.01.    Financial Statements; Ratings Changes and Other Information. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will, promptly after its receipt thereof, forward such copies to the Lenders):
(a)    as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, or fifteen (15) days after the date on which its quarterly report for such fiscal quarterly period is to be filed with the SEC in order to have been considered filed on a timely basis, whichever is later, consolidated statements of income of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries from the beginning of the applicable fiscal year to the end of such period and the related consolidated balance sheets as of the end of such period, setting forth in each case in comparative form (i) in the case of such consolidated statements of income and consolidated statements of cash flows, the corresponding consolidated figures for the corresponding period in the preceding fiscal year and (ii) in the case of such consolidated balance sheets, the corresponding consolidated figures as of the end of the immediately preceding fiscal year, accompanied by a certificate of an Authorized Officer, which certificate shall state that the financial statements fairly present in all material respects the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes);
(b)    as soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of the Borrower, or fifteen (15) days after the date on which its annual report for such fiscal year is to be filed with the SEC in order to have been considered filed on a timely basis, whichever is later, consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as of the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion of independent

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public accountants of recognized national standing selected by the Borrower, which opinion shall not contain any qualification or exception as to the scope of such audit and shall state that the consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, such fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted);
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of an Authorized Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05 (including, without limitation, a listing of any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries that has been disregarded for purposes of the determination of Consolidated Total Indebtedness pursuant to the proviso contained in the definition thereof set forth in Section 1.01) and (iii) if not otherwise disclosed in such financial statements or any such prior financial statements or certificates, stating whether any change in GAAP or in the application thereof has occurred since December 31, 2014 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    promptly upon their becoming available, copies of all registration statements (other than on Form S-8 or any successor form) and regular periodic reports, if any, that the Borrower shall have filed pursuant to Section 13(a) or 15 of the Exchange Act with the SEC (or any governmental agency substituted therefor) or filed with any national securities exchange;
(e)    promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f)    promptly upon their becoming available, copies of all current reports on Form 8-K filed by the Borrower with the SEC, and all similar reports filed with any national securities exchange;
(g)    as soon as practicable and in any event within five (5) Business Days after the Borrower receives written notice of an upgrading or a downgrading of the Index Debt by any Rating Agency, a notice of such upgrading or downgrading;
(h)    promptly upon their becoming available, copies of (i) any supplemental indentures or other amendments or modifications to the Indenture; and any notices of defaults under the Indenture or acceleration of any debentures, notes or other securities issued thereunder; (ii) notices of default under the documentation for any Sale Leaseback of the Borrower or any Consolidated Subsidiary, any notices of non-payment of rent or any other material amounts owing under any such Sale Leaseback documentation and any notices of acceleration of any amounts due under any such Sale Leaseback documentation; and (iii) any written notices from the ACC of non-compliance by the Borrower or any of its Consolidated Subsidiaries with any material ACC decision or with any other rules, regulations or orders of the ACC, and any written notices of any extraordinary audit or investigation by the ACC into the business, affairs or operations of the Borrower or any of its Consolidated Subsidiaries;

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(i)    if requested by the Administrative Agent, concurrently with any delivery of financial statements under clause (a) or (b) above, consolidating statements of income and cash flows for the applicable periods and the consolidating balance sheets as of the end of such periods, accompanied (i) in the case of a delivery of financial statements under clause (a) above, by a certificate of an Authorized Officer, which certificate shall state that such financial statements fairly present in all material respects the consolidating financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, the applicable period (subject to normal year-end audit adjustments), and (ii) in the case of a delivery of financial statements under clause (b) above, by (A) a certificate of an Authorized Officer, which certificate shall state that such consolidating financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, the applicable fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted), and (B) a certificate of the independent public accountants referred to in clause (b) above, which certificate should state that such consolidating financial statements are the consolidating financial statements that served as the basis for the audited consolidated financial statements in respect of which such accountants delivered the opinion referred to in such clause (b); and
(j)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
So long as the Borrower files periodic reports under the Exchange Act and the financial statements contained in any quarterly or annual reports filed with the SEC are prepared in accordance with the Exchange Act and the rules and regulations promulgated thereunder, such financial statements may be delivered by the Borrower in satisfaction of its obligations to deliver consolidated financial statements pursuant to clauses (a) or (b), as the case may be, of this Section 5.01.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $40,000,000; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

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Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.
SECTION 5.04.    Payment of Obligations. The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay its obligations, including Tax liabilities and assessments (including water assessments by the Arizona State Land Department), that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by and otherwise in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided that the Borrower or any of its Consolidated Subsidiaries may discontinue the operation of any of its properties to the extent, in the judgment of the Borrower, it is no longer advisable to operate such property, or to the extent the Borrower or such Subsidiary intends to sell or otherwise dispose of such property, which disposition is not prohibited by Section 6.03; and (b) maintain, with financially sound and reputable insurance companies, or through its own program of self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with customary and prudent business practices. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, and, subject to contractual or statutory limitations regarding confidential or proprietary information, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.07.    Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, ERISA and Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be

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expected to result in a Material Adverse Effect. The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective officers, directors, employees and agents with the FCPA and any other applicable Anti-Corruption Laws. The Borrower will provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
SECTION 5.08.    Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit will be used only for general corporate purposes. No part of the proceeds of any Loan or of any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.
SECTION 5.09.    Environmental Laws.
(a)    The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with, and use commercially reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and will, and will cause each of its Consolidated Subsidiaries to, obtain and comply with and maintain, and use commercially reasonable efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower will, and will cause each of its Consolidated Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to take such actions could not reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.10.    Further Assurances. The Borrower will, and will cause each of its Consolidated Subsidiaries to, execute any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Borrower.
ARTICLE VI
Negative Covenants
Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder and under the other Loan Documents have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed in full, the Borrower covenants and agrees with the Lenders that:

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SECTION 6.01.    Liens. The Borrower will not, and will not permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any of its assets or properties (real, personal or mixed, of whatever kind or nature and wherever located, and whether now owned or hereafter acquired by the Borrower or any Significant Subsidiary, including, without limitation, any income or proceeds therefrom, but excluding any Excepted Property) to secure any Securities (as defined in the Indenture) or any other Indebtedness (other than Permitted Secured Debt), whether pursuant to Section 605 of the Indenture or otherwise, unless the Borrower shall make effective provision whereby the Loans, the LC Disbursements and all other Obligations are secured equally and ratably with such Securities or such other Indebtedness, as the case may be (for so long as such Securities or such other Indebtedness, as the case may be, are so secured), pursuant to documentation (including, without limitation, to the extent deemed necessary or advisable by the Administrative Agent, an intercreditor agreement) in form and substance satisfactory to the Administrative Agent and the Required Lenders, together with such certificates, legal opinions and other documents as may be reasonably requested by the Administrative Agent in connection therewith.
SECTION 6.02.    Fundamental Changes.
(a)    The Borrower will not, and will not permit any of its Significant Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) its assets as an entirety or substantially as an entirety, or all or substantially all of the Capital Stock of any of its Significant Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)    any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;
(ii)    any Significant Subsidiary may merge with or into or consolidate with any other Person in a transaction in which the surviving entity is a Significant Subsidiary;
(iii)    any Significant Subsidiary may transfer its assets as an entirety or substantially as an entirety, or all or substantially all of the Capital Stock of any of its Significant Subsidiaries, in a transaction permitted under Section 6.03; and
(iv)    the Borrower may merge with or into or consolidate with or transfer its assets as an entirety or substantially as an entirety to any Person, so long as (A) immediately prior to and immediately after giving effect to such merger, consolidation or transfer, the Person with or into which the Borrower shall ultimately merge or consolidate or to whom the Borrower shall ultimately transfer its assets as an entirety or substantially as an entirety is in the Utility Business; (B) the Required Lenders shall have determined (so long as such determination is exercised in good faith and after consultation with the Borrower) that the rating of the senior unsecured long-term Indebtedness of the surviving Person of any such merger, consolidation or transfer of assets that is not guaranteed and

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does not benefit from any other credit enhancement shall be at least BBB- or higher by S&P and Baa3 or higher by Moody’s (unless the requirements of this clause (B) shall have been waived by the Required Lenders); provided that the requirement of this clause (B) shall be deemed to have been satisfied if, prior to the consummation of any such merger, consolidation or transfer, the Borrower shall have delivered written evidence from each such Rating Agency to the effect that, upon such merger, consolidation or transfer, the applicable rating of such surviving Person would be equal to or higher than the ratings specified in this clause (B); (C) in the case of any merger or consolidation or transfer of assets in which the Borrower is not the surviving corporation, the Person formed by any such consolidation or transfer of assets or into which the Borrower shall be merged or consolidated or to which such assets are transferred shall have executed an agreement in form reasonably satisfactory to the Administrative Agent containing an assumption by the surviving Person of the due and punctual performance of each obligation, agreement, covenant and condition of each of the Loan Documents to be performed or complied with by the Borrower; and (D) the Administrative Agent shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the due authorization, execution, delivery, validity and enforceability of the assumption agreement referred to in clause (C) of this Section 6.02(a)(iv) and such other matters as the Required Lenders may reasonably require.
(b)    The Borrower will not, and will not permit any of its Significant Subsidiaries to, engage to any material extent in any business other than the Utility Business.
SECTION 6.03.    Sale of Assets.
(a)    The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, or enter into any Sale Leaseback with respect to, any of its property, business or assets (including leasehold interests), whether now owned or hereafter acquired, except:
(i)    inventory and other property in the ordinary course of business;
(ii)    sales of accounts receivable;
(iii)    property in connection with any securitization (e.g., stranded costs) or sale of assets required by law;
(iv)    the Borrower and its Consolidated Subsidiaries may sell, transfer or otherwise dispose of other assets in transactions not permitted under any of clauses (i), (ii) and (iii) above; provided that the aggregate book value of all assets sold, transferred or otherwise disposed of by the Borrower and its Consolidated Subsidiaries pursuant to this clause (iv) during the term of this Agreement shall at no time exceed in the aggregate 15% of the consolidated assets of the Borrower as set forth in the most recent balance sheet of the Borrower delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) hereof; and

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(v)    any sale of the Borrower’s assets as an entirety or substantially as an entirety in accordance with Section 6.02, provided that any assets of the Borrower not included in such sale shall be deemed to have been disposed of in a transaction subject to the limitations of this Section 6.03, including the percentage limitation set forth in clause (iv) above;
provided, that any Consolidated Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets to the Borrower or any other Consolidated Subsidiary. Investments by the Borrower and the Consolidated Subsidiaries in, and contributions by the Borrower and the Consolidated Subsidiaries to, Consolidated Subsidiaries shall be deemed not to constitute transfers of assets subject to the limitations of this Section 6.03 to the extent such investments or contributions are made in cash.
(b)    Without limitation of subsection (a) above, the Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, or enter into any Sale Leaseback with respect to, all or substantially all of its generating assets (including leasehold interests), whether now owned or hereafter acquired, except as required by applicable law.
SECTION 6.04.    Restricted Payments.
(a)    The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment at any time that any Default has occurred and is continuing or would occur as a result of such action, except that (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.
(b)    The Borrower will not, and will not permit any Consolidated Subsidiary to, directly or indirectly, purchase or acquire any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or otherwise acquire any other interest in, any Affiliate of the Borrower (other than a Consolidated Subsidiary) (each of the foregoing, an “Affiliate Investment”), at any time that a Default has occurred and is continuing or, as a result of the making of such Affiliate Investment, would occur or would be deemed to occur pursuant to the next sentence. For purposes of determining whether a Default would be deemed to occur under Section 6.05 as a result of an Affiliate Investment, the applicable computations shall be made as if the Affiliate Investment were a dividend and did not result in the creation of any asset.
SECTION 6.05.    Leverage Ratio. The Borrower will not permit the ratio of (a) Consolidated Total Indebtedness at the end of any fiscal quarter, commencing with the fiscal quarter ended September 30, 2015, to (b) Consolidated Total Capitalization at the end of such fiscal quarter, to be greater than 0.65 to 1.0.
SECTION 6.06.    Transactions with Affiliates. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or

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assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates which are not Consolidated Subsidiaries, except, subject to Section 6.03 and the other terms and conditions contained in this Agreement and the other Loan Documents, (a) at prices and on terms and conditions (i) not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or (ii) as approved by the ACC or the Federal Energy Regulatory Commission, (b) transactions between or among the Borrower and the Consolidated Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.04(a), (d) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies, (e) tax sharing arrangements on customary terms for similarly situated companies, (f) customary fees paid to members of the board of directors of the Borrower and the Consolidated Subsidiaries who are not officers of the Borrower or any Subsidiary and (g) transactions to acquire, either through asset purchases, mergers or purchases of Capital Stock, the business and operations of Southwest Energy Solutions, Inc.
SECTION 6.07.    Anti-Corruption Laws; Sanctions. The Borrower will not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds or any Letter of Credit to any Subsidiary, other Affiliate of the Borrower, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, (b) to fund or facilitate any activities of or business or transaction with any Embargoed Person or any activities or business in any Sanctioned Country, or (c) in any other manner that would result in a violation of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, any EU member state or other relevant sanctions authority (collectively, “Sanctions”) by any Person (including, without limitation any Person participating in the Loans, whether as Lender, Fronting Bank, underwriter, advisor, investor or otherwise).
ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, subject in the case of any such reimbursement obligation to a grace period of two (2) days;
(b)    (i) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days; or (ii) the Borrower shall fail to deposit, post, deliver or otherwise furnish Cash Collateral when required to do so pursuant to the terms of this Agreement, and such failure shall continue unremedied for a period of five (5) days;

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(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Consolidated Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;
(e)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    the Borrower or any Significant Subsidiary shall fail to make any payment of principal (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption (other than pursuant to provisions permitting the tendering of such Indebtedness from time to time for repurchase or redemption without regard to the occurrence or non-occurrence of any event or condition) or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the

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Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $40,000,000 shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Significant Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect;
(m)    any Change in Control shall occur; or
(n)    any material provision of this Agreement or any other Loan Document to which the Borrower is a party shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so assert in writing;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, in each case by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Aggregate Commitments, and thereupon the Aggregate Commitments shall terminate immediately, (ii) declare the Loans and LC Disbursements then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and LC Disbursements so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and/or (iii) require the Borrower to (in which case the Borrower shall) deposit immediately with the Administrative Agent Cash Collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit at such time, to be held by the Administrative Agent (for the benefit of the Fronting Banks and the Lenders) as security for the Borrower’s reimbursement obligations in respect of such Letters of Credit; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Aggregate Commitments shall automatically terminate and the principal of the Loans and LC Disbursements then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and the Cash Collateral referred to in clause (iii) above, shall automatically become due and payable,

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without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Article VII shall affect (1) the obligation of any Fronting Bank to make any payment under any Letter of Credit issued by such Fronting Bank in accordance with the terms of such Letter of Credit or (2) the participatory interest of each Lender in each such payment.
ARTICLE VIII
The Administrative Agent
Each of the Lenders and the Fronting Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Required Lenders, with the consent of the Borrower (provided that such consent shall not be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII shall have occurred and is continuing), or the Borrower, with the consent of the Required Lenders, may at any time replace the Administrative Agent (it being understood that any such replacement Administrative Agent shall be a Person that serves as administrative agent for other credit facilities of a comparable size), provided that the Required Lenders or the Borrower may not replace the Administrative Agent unless, after giving effect to such replacement and each contemporaneous assignment, the Required Lenders or the Borrower shall have arranged in connection with such replacement, to the extent requested by the Administrative Agent, that (a) neither the Administrative Agent nor any of its Affiliates shall have outstanding any Letter of Credit, Loan, LC Disbursement, Commitment or other obligation of any kind under this Agreement or any other Loan Document and (b) each of the Administrative Agent and its Affiliates shall have received payment in full of all amounts owing to it under or in respect of this Agreement and each other Loan Document.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank

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serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Notwithstanding anything herein to the contrary, neither any Arranger nor any Lender identified as a Co-Syndication Agent or a Co-Documentation Agent shall have any separate rights, duties, responsibilities, obligations or authority as Arranger, Co-Syndication Agent or Co-Documentation Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Fronting Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring

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Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus and undivided profits of not less than $500,000,000, or an Affiliate of any such bank.
Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
Miscellaneous
SECTION 9.01.    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to the Borrower, to it at 88 East Broadway Boulevard, Tucson, Arizona 85701, Attention of Chief Financial Officer (Facsimile No. (520) 884-3612);
(ii)    if to the Administrative Agent, to MUFG Union Bank, N.A., 445 South Figueroa Street, 15th Floor, Los Angeles, California 90071, Attention of Kevin Zitar (Facsimile No. (213) 236-4096); and
(iii)    if to any other Agent or any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Fronting Banks hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Fronting Bank pursuant to Article II if such Lender or Fronting Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.

(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Fronting Banks and the Lenders by posting the Communications on the Platform.

(ii)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-

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INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, ANY FRONTING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Fronting Bank by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Fronting Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Fronting Bank may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or change the definition of “Applicable Margin” or “Commitment Fee Rate”, in each case without the written

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consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Fronting Bank hereunder without the prior written consent of the Administrative Agent or such Fronting Bank, as the case may be. Notwithstanding the foregoing, any provision of this Agreement requiring the consent of a Lender unwilling to provide such consent may be amended by an agreement in writing entered into by the Borrower, the Required Lenders, the Fronting Banks and the Administrative Agent if (1) by the terms of such agreement the Commitment of each such opposing Lender shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each such opposing Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Loan Documents. Notwithstanding any provision to the contrary contained herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), provided, however, that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms (A) affects any Defaulting Lender more adversely than other affected Lenders or (B) extends the date fixed for payment of principal or interest owing to such Defaulting Lender hereunder, reduces the principal amount of any obligation owing to such Defaulting Lender hereunder, or reduces the amount of or the rate of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, shall require the consent of such Defaulting Lender, and (z) any waiver, amendment or modification that alters the terms of this proviso shall require the consent of such Defaulting Lender.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including due diligence expenses and the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out-of-pocket expenses incurred by any Fronting Bank in connection with the issuance, amendment, transfer or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all

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out-of-pocket expenses incurred by the Administrative Agent, any Fronting Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Fronting Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Administrative Agent, each Arranger, each Fronting Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal of any Fronting Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Arranger or any Fronting Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Arranger or such Fronting Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Arranger or such Fronting Bank in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

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(e)    All amounts due under this Section shall be payable promptly after delivery to the Borrower of a reasonably detailed statement therefor.
SECTION 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Fronting Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Fronting Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers, the Fronting Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may assign to one or more assignees (other than (v) a natural person, (w) a Defaulting Lender, (x) any Subsidiary of a Defaulting Lender, (y) the Borrower and (z) any Affiliate or Subsidiary of the Borrower) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each of the Fronting Banks must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iv) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an aggregate amount of not less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (v) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Fronting Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all participations in Letters of Credit in accordance with its Applicable Percentage, (vi) each partial assignment by a Lender of its Commitment and Aggregate Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in

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respect of its Commitment and Aggregate Exposure, (vii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (viii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required (A) if an Event of Default shall have occurred and be continuing or (B) in connection with the initial syndication of the Commitments and Loans. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Fronting Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition the Administrative Agent shall maintain in the Register information regarding the designation and revocation of designation of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, any Fronting Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(e)    Any Lender may, without the consent of the Borrower, the Administrative Agent or any Fronting Bank, sell participations to one or more banks or other entities (other than (v) a natural person, (w) a Defaulting Lender, (x) any Subsidiary of a Defaulting Lender, (y) the Borrower and (z) any Affiliate or Subsidiary of the Borrower) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Fronting Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(g) as though it were a Lender.
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge

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or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower, the Fronting Banks or the Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by, such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of paragraph (b) of this Section 9.04 concerning assignments.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement or the option to pay to the Administrative Agent for the account of the applicable Fronting Bank all or any part of such Granting Lender’s Applicable Percentage of any LC Disbursement made by such Fronting Bank and not reimbursed by the Borrower that such Granting Lender would otherwise be obligated to pay to the Administrative Agent for the account of the applicable Fronting Bank pursuant to this Agreement, as the case may be; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan or to pay such Granting Lender’s Applicable Percentage of any LC Disbursement reimbursement obligation and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan or to pay all or any part of such Granting Lender’s Applicable Percentage of any LC Disbursement reimbursement obligation, the Granting Lender shall be obligated to make such Loan or to pay its Applicable Percentage of any LC Disbursement reimbursement obligation, as the case may be, pursuant to the terms hereof. The making of a Loan by an SPC or the payment by such SPC of such Granting Lender’s Applicable Percentage of any LC Disbursement reimbursement obligation hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender or such LC Disbursement reimbursement obligations were paid by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC in connection with its activities as an SPC hereunder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower, the Fronting Banks and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or LC Disbursement reimbursement obligations to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/

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or credit support to or for the account of such SPC to support the funding or maintenance of Loans or payment of LC Disbursement reimbursement obligations and (B) disclose on a confidential basis consistent with the provisions of Section 9.12 any non-public information relating to its Loans or LC Disbursement reimbursement obligations to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. The provisions of this Section relating any SPC may not be amended without the written consent of such SPC.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Fronting Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as any Commitment has not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, any separate letter agreements described in Section 2.04(a) between the Borrower and any Fronting Bank setting forth the maximum aggregate stated amount of all Letters of Credit that such Fronting Bank will issue under this Agreement and any separate letter agreements with respect to fees payable to the Agents, the Arrangers and the Fronting Banks constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Fronting Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, such Fronting Bank or such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or such Fronting Bank (as the case may be), irrespective of whether or not such Lender or such Fronting Bank (as the case may be) shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Fronting Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Fronting Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Fronting Bank and their respective Affiliates may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Fronting Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Fronting Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Fronting Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent, any Fronting Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to

66587785_8

do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, or LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or such LC Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or such LC Disbursement in accordance with applicable law, the rate of interest payable in respect of such Loan or such LC Disbursement hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or such LC Disbursement but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.    Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
TUCSON ELECTRIC POWER COMPANY
By:    /s/ Kentton C. Grant
    Name:Kentton C. Grant
    Title:Vice President and Treasurer
MUFG UNION BANK, N.A., as Administrative Agent, as a Fronting Bank and as a Lender
By:    /s/ Jeffrey Fesenmaier
    Name:Jeffrey Fesenmaier
    Title:Managing Director

Signature Page to Tucson Electric Power Company Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Co‑Syndication Agent and as a Lender
By:    /s/ Nancy R. Barwig
    Name:Nancy R. Barwig
    Title:Credit Risk Director

Signature Page to Tucson Electric Power Company Credit Agreement

SUNTRUST BANK, as a Co-Syndication Agent, as a Fronting Bank and as a Lender
By:    /s/ Yann Pirio
    Name:Yann Pirio
    Title:Managing Director

Signature Page to Tucson Electric Power Company Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Syndication Agent and as a Lender
By:    /s/ Nick Schmiesing
    Name:Nick Schmiesing
    Title:Director

Signature Page to Tucson Electric Power Company Credit Agreement

THE BANK OF NOVA SCOTIA, as a Co-Documentation Agent and as a Lender
By:    /s/ David Dewar
    Name:David Dewar
    Title:Director

Signature Page to Tucson Electric Power Company Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender
By:    /s/ Kevin Murphy
    Name:Kevin Murphy
    Title:Assistant Vice President

Signature Page to Tucson Electric Power Company Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender
By:    /s/ Mark W. Rogers
    Name:Mark W. Rogers
    Title:Vice President

Signature Page to Tucson Electric Power Company Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender
By:    /s/ Sarah Bryson
    Name:Sarah Bryson
    Title:Vice President

Signature Page to Tucson Electric Power Company Credit Agreement

COBANK, ACB, as a Lender
By:    /s/ John H. Kemper
    Name:John H. Kemper
    Title:Vice President

Signature Page to Tucson Electric Power Company Credit Agreement

COMPASS BANK, as a Lender
By:    /s/ Marc K. Smith
    Name:Marc K. Smith
    Title:Senior Vice President

Signature Page to Tucson Electric Power Company Credit Agreement

SCHEDULE 1.01

PRICING SCHEDULE
The “Applicable Margin” and the “Commitment Fee Rate” for any day are the respective annual percentage rates set forth below in the applicable row under the column corresponding to the Status that exists on such day:

	Level 1 ≥A+/A1	Level 2 A/A2	Level 3 A-/A3	Level 4 BBB+/Baa1	Level 5 BBB/Baa2	Level 6 BBB-/Baa3	Level 7 ≤BB+/Ba1
Applicable Margin -- Eurodollar Loans	0.75%	0.875%	1.00%	1.125%	1.375%	1.75%	2.25%
Applicable Margin -- ABR Loans	0.00%	0.00%	0.00%	0.125%	0.375%	0.75%	1.25%
Commitment Fee Rate	0.075%	0.100%	0.125%	0.175%	0.225%	0.275%	0.400%

For purposes of this Pricing Schedule, the following terms have the following meanings:
“Level 1 Status” exists at any date if, at such date, the Index Debt is rated A+ or higher by S&P or A1 or higher by Moody’s.
“Level 2 Status” exists at any date if, at such date (i) the Index Debt is rated A or higher by S&P or A2 or higher by Moody’s and (ii) Level 1 Status does not exist.
“Level 3 Status” exists at any date if, at such date (i) the Index Debt is rated A- or higher by S&P or A3 or higher by Moody’s and (ii) neither Level 1 Status nor Level 2 Status exists.
“Level 4 Status” exists at any date if, at such date (i) the Index Debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status or Level 3 Status exists.
“Level 5 Status” exists at any date if, at such date (i) the Index Debt is rated BBB or higher by S&P or Baa2 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status, Level 3 Status or Level 4 Status exists.

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“Level 6 Status” exists at any date if, at such date (i) the Index Debt is rated BBB- or higher by S&P or Baa3 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status or Level 5 Status exists.
“Level 7 Status” exists at any date if, at such date, no other Status exists.
“Status” refers to the determination of which of Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status, Level 5 Status, Level 6 Status or Level 7 Status exists at any date.
Notwithstanding the foregoing, if the Index Debt is split-rated and the ratings differential is two or more ratings levels, the Status shall be determined assuming that (a) the higher rating is equal to the midpoint of the two ratings (e.g., for a split rating of A-/Baa2, BBB+ is the midpoint and will be deemed to be the higher rating, and for a split rating of BBB-/A2, Baa1 is the midpoint and will be deemed to be the higher rating) or (b) if there is no exact midpoint, the higher rating is equal to the higher of the two middle intermediate ratings (e.g., for a split rating of A-/Baa3, BBB+ is the higher of the two middle intermediate ratings and will be deemed to be the higher rating, and for a split rating of BBB-/A3, Baa1 is the higher of the two middle intermediate ratings and will be deemed to be the higher rating).
If at any time the Index Debt is unrated by both Moody’s and S&P, Level 7 Status shall exist; provided that if the reason that there is no such Moody’s rating or S&P rating results from Moody’s or S&P, as the case may be, ceasing to issue debt ratings generally, then the Borrower and the Administrative Agent may select another nationally-recognized rating agency to substitute for Moody’s or S&P, as applicable, for purposes of this Pricing Schedule (and all references herein to Moody’s or S&P, as applicable, shall refer to such substitute rating agency), and until a substitute nationally-recognized rating agency is so selected the Status shall be determined by reference to the rating most recently in effect prior to such cessation; and provided, further, that if the Index Debt is rated by only one of Moody’s or S&P, the Status shall be determined by reference to the rating of such Rating Agency.
The Applicable Margin and Commitment Fee Rate shall be increased or decreased in accordance with the foregoing Pricing Schedule upon any change in the applicable ratings of the Index Debt. The ratings of the Index Debt in effect at any date is that in effect at the close of business on such date.

2

66587785_8

SCHEDULE 2.01

Commitments

Lender	Commitments

MUFG Union Bank, N.A.	$32,500,000.00
JPMorgan Chase Bank, N.A.	$32,500,000.00
SunTrust Bank	$32,500,000.00
Wells Fargo Bank, National Association	$32,500,000.00
The Bank of Nova Scotia	$25,000,000.00
U.S. Bank National Association	$25,000,000.00
The Bank of New York Mellon	$17,500,000.00
Branch Banking and Trust Company	$17,500,000.00
CoBank, ACB	$17,500,000.00
Compass Bank	$17,500,000.00
Aggregate Commitments	$250,000,000.00

66587785_8

SCHEDULE 2.04

Existing Letters of Credit

None.

66587785_8

EXHIBIT A
[**FORM OF**]
TUCSON ELECTRIC POWER COMPANY
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Credit Agreement, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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1.	Assignor[s]: __________________________________________

__________________________________________

2.	Assignee[s]: __________________________________________

__________________________________________
[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Tucson Electric Power Company, an Arizona corporation

4.	Administrative Agent:
MUFG Union Bank, N.A., as the administrative agent under Credit Agreement

5.	Credit Agreement:
The $250,000,000 Credit Agreement, dated as of October15, 2015, among Tucson Electric Power Company, an Arizona corporation, as Borrower, the Lenders named therein and from time to time party thereto, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, and MUFG Union Bank, N.A., as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[8]
		$	$	%
		$	$	%
		$	$	%
		$	$	%

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date (if a Trade Date is designated) and the Assignment Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. Each partial assignment by a Lender of its Commitment and Aggregate Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under the Credit Agreement in respect of its Commitment and Aggregate Exposure.

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[7.    Trade Date:                ]9
Assignment Effective Date:        , 20-    10
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
10 To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

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[Consented to and]11 Accepted:

MUFG UNION BANK, N.A., as
Administrative Agent

By:
Name:
Title:

12Consented to:

[NAME OF FRONTING BANK], as a Fronting Bank

By:
Name:
Title:

[Consented to:

TUCSON ELECTRIC POWER COMPANY, as
Borrower

By:
Name:
Title]:13

11 Except in the case of an assignment by a Lender to another Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Administrative Agent must give its prior written consent to such assignment.
12 Each of the Fronting Banks must give its prior written consent to each assignment.
13 Except in the case of an assignment by a Lender to another Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Borrower must give its prior written consent to such assignment; provided, however, that the consent of the Borrower shall not be required (i) if an Event of Default shall have occurred and be continuing or (ii) in connection with the initial syndication of the Commitments and Loans.

66639525_6

ANNEX 1

TUCSON ELECTRIC POWER COMPANY

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based

66639525_6

on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. If the Assignee is not already a Lender under the Credit Agreement, attached to this Assignment and Assumption is a completed Administrative Questionnaire as to the Assignee.

2.Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

66639525_6

EXHIBIT B-1
[Form of opinion of Todd C. Hixon, Esq.]

October __, 2015
MUFG Union Bank, N.A.,
as Administrative Agent and a Lender
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071

The Lenders listed on Schedule I hereto
Ladies and Gentlemen:
I am Vice President and General Counsel of Tucson Electric Power Company, an Arizona corporation (the “Company”), and have acted as such in connection with the Credit Agreement, dated as of October __, 2015, among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, and MUFG Union Bank, N.A., as Administrative Agent (the “Credit Agreement”).
In so acting I have reviewed all corporate proceedings of the Company in connection with the authorization, execution and delivery of the Credit Agreement, the promissory notes executed and delivered by the Company on the date hereof pursuant to Section 2.09(e) of the Credit Agreement (the “Notes”) and the fee letter agreement, dated October __, 2015, between the Company and MUFG Union Bank, N.A., as Administrative Agent (the “Fee Letter”). I have also examined such other documents and satisfied myself as to such other matters as I have deemed necessary as a basis for the opinions set forth below. I have relied as to various questions of fact upon the representations and warranties of the Company contained in the Credit Agreement and the certificates of public officials and officers of the Company delivered thereunder. Unless otherwise specified herein, capitalized terms used herein have the respective meanings set forth in the Credit Agreement.
Based upon and subject to the foregoing, and subject also to the qualifications hereinafter set forth, I am of the opinion that:
1.The Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

66799602_3

October __, 2015

2.The Company has the corporate power and authority (a) to execute, deliver and perform the Credit Agreement, the Notes and the Fee Letter and (b) to borrow Loans and request the issuance of Letters of Credit under the Credit Agreement. The Company has taken all necessary corporate action to authorize (i) the execution, delivery and performance of the Credit Agreement, the Notes and the Fee Letter and (ii) the borrowings of Loans and requests for issuance of Letters of Credit under the Credit Agreement.

3.The Credit Agreement, the Notes and the Fee Letter have been duly and validly executed and delivered on behalf of the Company. The Credit Agreement, the Notes and the Fee Letter constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and subject to any principles of public policy limiting the right to enforce indemnification or contribution provisions contained in the Credit Agreement with respect to liabilities under federal or state securities laws.

4.No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of the Credit Agreement, the Notes or the Fee Letter or for borrowings of Loans and requests for issuance of Letters of Credit by the Company under the Credit Agreement, except the ACC Order (which has been obtained and is, to the best of my knowledge, in full force and effect); provided, however, that I express no opinion as to compliance with the securities or “blue sky” laws of any jurisdiction.

5.The execution, delivery and performance by the Company of the Credit Agreement, the Notes and the Fee Letter and the borrowings of Loans and requests for issuance of Letters of Credit under the Credit Agreement will not (a) violate any law, rule or regulation of any Governmental Authority, which, in my experience, is normally applicable to transactions of the type contemplated thereby or to entities similar to the Company, (b) violate any order of any Governmental Authority of which I have knowledge, (c) violate the Restated Articles of Incorporation, as amended, or Bylaws, as amended, of the Company, (d) violate or result in a default under any indenture, agreement or other instrument, of which I have knowledge, binding upon the Company or its assets (including, without limitation, the Indenture) or (e) result in, or require, the creation or imposition of

66799602_3

October __, 2015

any Lien on any of its properties or revenues other than as contemplated by the Credit Agreement.

6.Except as disclosed in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to my knowledge, threatened against or affecting the Company or any of its Consolidated Subsidiaries (a) as to which there is, in my judgment, a reasonable possibility of an adverse determination and that, if adversely determined, would individually or in the aggregate, in my judgment, result in a Material Adverse Effect or (b) that involve the Credit Agreement or any other Loan Document, or any transactions contemplated therein.

This opinion is limited to the laws of the States of Arizona and New York, and the federal laws of the United States of America. As to all matters of New York law, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, I have relied, with your consent, upon the opinion of even date herewith rendered to you by Morgan, Lewis & Bockius LLP of New York, New York, and the opinions expressed herein upon such reliance are subject to the same assumptions, qualifications and limitations set forth therein.

66799602_3

October __, 2015

Morgan, Lewis & Bockius LLP is authorized to rely upon this letter as to matters of Arizona law. This letter is not being delivered for the benefit of, nor may it be relied upon by, any person or entity to which it is not specifically addressed or by which reliance is not expressly authorized hereby. Notwithstanding the foregoing, persons who subsequently become Lenders (or participants in accordance with the terms of the Credit Agreement) may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.
Very truly yours,

Todd C. Hixon, Esq.

66799602_3

SCHEDULE I
LENDERS

MUFG Union Bank, N.A.
JPMorgan Chase Bank, N.A.
SunTrust Bank
Wells Fargo Bank, National Association
The Bank of Nova Scotia
U.S. Bank National Association
The Bank of New York Mellon
Branch Banking and Trust Company
Compass Bank
CoBank, ACB

66799602_3

EXHIBIT B-2

[Form of opinion of Morgan, Lewis & Bockius, LLP]

October __, 2015

MUFG Union Bank, N.A.,
as Administrative Agent and a Lender
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
The Lenders listed on Schedule I hereto

Ladies and Gentlemen:
We are counsel to Tucson Electric Power Company, an Arizona corporation (the “Company”), and have acted as such in connection with the Credit Agreement, dated as of October __, 2015, among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, and MUFG Union Bank, N.A., as Administrative Agent (the “Credit Agreement”).
In so acting we have reviewed all corporate proceedings of the Company in connection with the authorization, execution and delivery of the Credit Agreement, the promissory notes executed and delivered by the Company on the date hereof pursuant to Section 2.09(e) of the Credit Agreement (the “Notes”) and the fee letter agreement, dated October __, 2015, between the Company and MUFG Union Bank, N.A., as Administrative Agent (the “Fee Letter”). We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary as a basis for the opinions set forth below. We have relied as to various questions of fact upon the representations and warranties of the Company contained in the Credit Agreement and the certificates of public officials and officers of the Company delivered thereunder. Unless otherwise specified herein, capitalized terms used herein have the respective meanings set forth in the Credit Agreement.
Based upon and subject to the foregoing, and subject also to the qualifications hereinafter set forth, we are of the opinion that:

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October __, 2015

1.    The Company (a) is validly existing and in good standing under the laws of the jurisdiction of its organization, and (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.
2.    The Company has the corporate power and authority (a) to execute, deliver and perform the Credit Agreement, the Notes and the Fee Letter and (b) to borrow Loans and request the issuance of Letters of Credit under the Credit Agreement. The Company has taken all necessary corporate action to authorize (i) the execution, delivery and performance of the Credit Agreement, the Notes and the Fee Letter, and (ii) the borrowings of Loans and requests for issuance of Letters of Credit under the Credit Agreement.
3.    The Credit Agreement, the Notes and the Fee Letter have been duly and validly executed and delivered on behalf of the Company. The Credit Agreement, the Notes and the Fee Letter constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and subject to any principles of public policy limiting the right to enforce indemnification or contribution provisions contained in the Credit Agreement with respect to liabilities under federal or state securities laws.
4.    No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority of the State of New York, the Federal Energy Regulatory Commission (“FERC”) or the Arizona Corporation Commission (“ACC”) is required in connection with the execution, delivery or performance by the Company of the Credit Agreement, the Notes and the Fee Letter or for borrowings of Loans and requests for issuance of Letters of Credit by the Company under the Credit Agreement, except the ACC Order (which has been obtained and is, to the best of our knowledge, in full force and effect); provided, however, that we express no opinion in this paragraph as to compliance with the securities or “blue sky” laws of any jurisdiction.
5.    The execution, delivery and performance by the Company of the Credit Agreement, the Notes and the Fee Letter and the borrowings of Loans and requests for issuance of Letters of Credit under the Credit Agreement will not violate (a) any applicable law of the State of New York or any law administered by or any rule or regulation of the FERC or the ACC, (b) the Company’s Restated Articles of Incorporation, as amended, or Bylaws, as amended, (c) the Indenture or (d) any

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agreement or other instrument, of which we have knowledge, (1) to which the Company is a party relating to pollution control revenue bonds or industrial development revenue bonds issued to finance projects of the Company or (2) to which the Company is a party relating to any Sale Leaseback consummated prior to the date hereof, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues other than as contemplated by the Credit Agreement.
6.    The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
This opinion is limited to the laws of the States of New York and Arizona, and the federal laws of the United States of America. As to all matters of law of the State of Arizona, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Todd C. Hixon, Esq., Vice President and General Counsel of the Company, and the opinions expressed herein upon such reliance are subject to the same assumptions, qualifications and limitations set forth therein.
Todd C. Hixon, Esq. is authorized to rely upon this letter as to matters of New York and, to the extent stated in his opinion, federal law. This letter is not being delivered for the benefit of, nor may it be relied upon by, any person or entity to which it is not specifically addressed or by which reliance is not expressly authorized hereby. Notwithstanding the foregoing, persons who subsequently become Lenders (or participants in accordance with the terms of the Credit Agreement) may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.
Very truly yours,

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SCHEDULE I
LENDERS

MUFG Union Bank, N.A.
JPMorgan Chase Bank, N.A.
SunTrust Bank
Wells Fargo Bank, National Association
The Bank of Nova Scotia
U.S. Bank National Association
The Bank of New York Mellon
Branch Banking and Trust Company
Compass Bank
CoBank, ACB

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EXHIBIT C-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of October 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tucson Electric Power Company, an Arizona corporation (the “Borrower”), the Lenders named therein and from time to time party thereto, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, and MUFG Union Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN or IRS Form W‑8BEN-E (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

66639527_5

EXHIBIT C-2
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of October 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tucson Electric Power Company, an Arizona corporation (the “Borrower”), the Lenders named therein and from time to time party thereto, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, and MUFG Union Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

66639527_5

EXHIBIT C-3
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of October 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tucson Electric Power Company, an Arizona corporation (the “Borrower”), the Lenders named therein and from time to time party thereto, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, and MUFG Union Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY (or any successor form) accompanied by a completed withholding statement and one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form or other applicable version of IRS Form W-8) or (ii) an IRS Form W-8IMY (or any successor form) accompanied by the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms or other applicable version of IRS Form W-8) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

66639527_5

EXHIBIT C-4
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of October 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tucson Electric Power Company, an Arizona corporation (the “Borrower”), the Lenders named therein and from time to time party thereto, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, and MUFG Union Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extensions of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY (or any successor form) accompanied by a completed withholding statement and one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form or other applicable version of IRS Form W-8) or (ii) an IRS Form W‑8IMY (or any successor form) accompanied by the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms or other applicable version of IRS Form W-8) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

66639527_5